EXHIBIT 10.6

ASSIGNMENT, ASSUMPTION AND ADMISSION AGREEMENT
AIM Performance Holdco, LP
This Assignment, Assumption and Admission Agreement, dated as of September 10, 2014 (this “Agreement”), is entered into by and between Ashford Hospitality Advisors LLC (“Ashford”) and Rob Hays (“Assignee”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Partnership Agreement (as defined below).
W I T N E S S E T H :
WHEREAS, AIM Performance Holdco, LP (the “Partnership”) is validly existing as a limited partnership and is governed by the Amended and Restated Limited Partnership Agreement of AIM Performance Holdco, LP, dated as of the 10th day of September, 2014 (the “Partnership Agreement”);
WHEREAS, Ashford is the sole Limited Partner of the Partnership, holding a 99.99% limited partner interest in the Partnership (the “Limited Partner Interest”);
WHEREAS, Ashford desires to sell to Assignee, and Assignee desires to purchase, a 15% limited partner interest in the Partnership and a 15% company interest in AIM Management Holdco, LLC (pursuant to a separate agreement) for an aggregate purchase price of $450,000 (the “Aggregate Purchase Price”);
WHEREAS, the Partnership is the sole general partner of AIM Real Estate Hedged Equity (U.S.) Fund, LP and the sole general partner of AIM Real Estate Hedged Equity Master Fund, LP;
WHEREAS, the parties hereto intend to further amend and restate the Partnership Agreement (the “Amended Partnership Agreement”) to sub-divide the Limited Partner Interest into Class A Limited Partner Interests and Class B Limited Partner Interests,
WHEREAS, Ashford desires to assign, transfer and convey a portion of its Limited Partner Interest described on Schedule A hereto as a Class B Limited Partner Interest governed by the Amended Partnership Agreement (the “Assigned Class B Limited Partner Interest”) to Assignee;
WHEREAS, Assignee desires to acquire and accept the Assigned Class B Limited Partner Interest, and Assignee desires to be admitted to the Partnership as a Class B Limited Partner of the Partnership;
WHEREAS, Section 10 of the Partnership Agreement allows for the transfer of the Assigned Class B Limited Partner Interest from Ashford to Assignee with the prior written consent of the Majority-in-Interest of the Limited Partners;
WHEREAS, a Majority-in-Interest of the Limited Partners has consented to the transfer of the Assigned Class B Limited Partner Interest from Ashford to Assignee, as evidenced by that certain Written Consent, made and entered into as of September 10, 2014 (the “Written Consent”).

NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein, do hereby agree as follows:
1.Assignment and Assumption. For a portion of the Aggregate Purchase Price and other good and valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, upon the execution of this Agreement by the parties hereto, Ashford does hereby assign, transfer and convey the Assigned Class B Limited Partner Interest in the Partnership to Assignee, and Assignee does hereby accept such Assigned Class B Limited Partner Interest and agrees to become a Limited Partner in the Partnership and to be bound by the terms and conditions of the Partnership Agreement.

2.Admission. Contemporaneously with the assignment of the Assigned Class B Limited Partner Interest described in paragraph 1 of this Agreement, Assignee shall be admitted to the Partnership without any further action.

3.Future Cooperation. Each of the parties hereto agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Agreement.

4.Binding Effect of this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

5.Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

6.Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws without regard to principles of conflict of laws.

7.Taxation. Prior to giving effect to the assignment, transfer and conveyance contemplated by this Agreement, the Partnership was treated as a disregarded entity for U.S. federal income tax purposes. For U.S. federal income tax purposes (and to extent permitted for state and local income tax purposes), pursuant to Revenue Ruling 99-5, 1999-1 C.B. 434, Monty Bennett and Rob Hays (the “Assignees”) shall be treated as simultaneously purchasing an interest in 40% of the Partnership’s assets from Ashford and then the Assignee and Ashford shall be treated as contributing their respective interests in the Partnership’s assets to an entity that is being formed for U.S. federal income tax purposes and classified as a partnership as a result of such purchase in exchange for ownership interests in such partnership.

8.Timing. Each of the transactions contemplated by this Agreement and the Assignment and Assumption Agreement for Monty Bennett shall occur simultaneously.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
ASSIGNOR:
ASHFORD HOSPITALITY ADVISORS LLC, a Delaware limited partnership
By:    /s/ DAVID A. BROOKS
     David A. Brooks
     Vice President
ASSIGNEE:

/s/ ROB HAYS
Rob Hays

The undersigned general partner, and on behalf of, the Partnership, acknowledges the assignment of the Assigned Class B Limited Partner Interest set forth above and admission of the Assignee as a Limited Partner of the Partnership and agree that the parties hereto have complied with the provisions of Section 10 of the Partnership Agreement and that this Agreement, together with the Written Consent, are the only instruments deemed reasonably necessary or desirable by the general partner to effect the matters set forth herein and consent to the foregoing on behalf of the Partnership. Further, the undersigned agrees to take all actions necessary to evidence the foregoing on the books and records of the Partnership.

AIM PERFORMANCE HOLDCO, LP
By: AIM General Partner, LLC, its general partner

By:    /s/ MONTY BENNETT
     Monty Bennett, Manager

By:    /s/ ROB HAYS
     Rob Hays, Manager

Assignment, Assumption and Admission Agreement
Signature Page

Schedule A

A Class B Limited Partner Interest consisting solely of the following, as of the date hereof, subject to adjustment and change as set forth in the Amended Partnership Agreement:

Equity Percentage:     15%
Performance Allocation Percentage:     15%
Invested Capital Percentage:     15%